Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints William J. Bonner, Jr. as the undersigneds’ true and lawful attorney-in-fact to:

(1)           prepare, execute in each of the undersigned’s name and on such undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) an amended Schedule 13D, and any other documents necessary or appropriate to be filed in connection therewith, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)           execute for and on behalf of each of the undersigned, in such undersigned’s capacity as a 10% shareholder of AMREP Corporation (the “Company”), a Form 4 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with such undersigned’s ownership, acquisition, or disposition of securities of the Company;

(3)           do and perform any and all acts for and on behalf of each of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Form 4, or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and

(4)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of such undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Each of the undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of such undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to file Schedule 13Ds or Forms 3, 4, and 5 with respect to such undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of June, 2013.

/s/ Nicholas G. Karabots
Nicholas G. Karabots

GLENDI PUBLICATIONS, INC.

By: /s/ Nicholas G. Karabots
Name:  Nicholas G. Karabots
Title:    Chief Executive Officer

KAPPA MEDIA GROUP, INC.

By: /s/ Nicholas G. Karabots
Name:  Nicholas G. Karabots
Title:    Chief Executive Officer